UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 29, 2009 (May 28, 2009)
Brown-Forman Corporation
(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0143150

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (502) 585-1100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 28, 2009, the Board of Directors of Brown-Forman Corporation (the “Company”) amended the Company’s Bylaws to clarify that the purpose of the annual meeting of stockholders is to elect directors and to transact such other corporate business as may properly be brought before the meeting, to remove language stating that directors need not be stockholders, to clarify the Company’s mandatory retirement policy for directors, and to modify the prescribed composition of the Executive Committee of the Board.
Specifically, Section 1.1 was revised to read as follows:
“SECTION 1.1 Annual Meetings. The annual meeting of the stockholders for the purpose of electing directors and for the transaction of such other corporate business as may properly be brought before the meeting shall be held at such date, time and place either within or without the State of Delaware as may be designated by resolution of the Board of Directors, but no later than September 30 of each year.”
The last two sentences of Section 2.1 were replaced in their entirety by the following two sentences:
“A director may not stand for re-election to the Board after he or she has reached the age of 71; except that in exceptional circumstances, the Board may request a director to remain on the Board until a subsequent specified date, if it believes that the director’s continued service would be of significant benefit to the Company. Board member service beyond the age of 71 must be approved by the affirmative vote of two-thirds of the directors, excluding the participation and vote of the director concerned.”
The first sentence of Section 2.5 was revised to read as follows:
“The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate an Executive Committee to consist of the Chief Executive Officer, the Chairman of the Board (if separate from the Chief Executive Officer), and one or more of the directors as the Board may from time to time determine.”
The preceding is qualified in its entirety by reference to the Company’s Bylaws, as amended, which are attached hereto as Exhibit 3(ii).
Item 7.01. Regulation FD Disclosure.
On May 28, 2009, the Company issued a press release announcing that its Board of Directors approved a regular cash dividend of $0.2875 cents per share on Class A and Class B Common Stock, payable on July 1, 2009, to stockholders of record as of the close of business on June 8, 2009. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein in its entirety by this reference. The information furnished pursuant to this Item 7.01 (and the related information in Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 3(ii)	Bylaws of Brown-Forman Corporation, as amended through May 28, 2009

Exhibit 99.1	Brown-Forman Corporation Press Release dated May 28, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation (Registrant)
May 29, 2009	/s/ Nelea A. Absher
(Date)	Nelea A. Absher
Vice President, Associate General Counsel and Assistant Corporate Secretary

Exhibit Index

3 (ii)	Bylaws of Brown-Forman Corporation, as amended through May 28, 2009

99.1	Brown-Forman Corporation Press Release dated May 28, 2009